UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2004

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01          Completion of Acquisition or Disposition of Assets.

On October 30, 2004, SIRVA, Inc. (“SIRVA”) completed the disposition of its North American high-value products and homeExpress businesses (“High Value Products Division”), part of SIRVA’s North American Specialized Transportation unit.  As previously disclosed in the Forms 8-K submitted to the Securities and Exchange Commission on September 14 and September 15, 2004 (collectively, the “Initial 8-K’s”), the businesses were acquired from North American Van Lines, Inc., a SIRVA subsidiary (“NAVL”), by Specialized Transportation Agent Group, Inc., an entity owned by a group of NAVL agents who have experience in the high-value products industry.  This transaction was entered into in connection with SIRVA’s Disposal Plan (as defined below).  As in the past, most individual agents within Specialized Transportation Agent Group will continue to represent and support SIRVA’s household goods moving services business.

In the transaction, NAVL sold certain assets used in the businesses, including highway trailers, satellite messaging equipment, van equipment, IT software and hardware and various other equipment, in exchange for (a) the buyer’s assumption of certain NAVL obligations under existing agency and customer contracts and (b) a nominal cash purchase price.  NAVL retained the pre-closing working capital of the businesses, which is estimated at approximately $18.0 million at September 30, 2004.

Item 2.05          Costs Associated with Exit or Disposal Activities.

As disclosed in the Initial 8-K’s, the Board of Directors of SIRVA on September 9, 2004 authorized, approved and committed SIRVA to a disposal plan involving the High Value Products Division as well as certain other logistics businesses, which include Specialized Transportation in Europe and Transportation Solutions in North America (the “Disposal Plan”).  As previously disclosed, SIRVA has been pursuing strategic alternatives for its logistics businesses.  SIRVA expects to complete the Disposal Plan within twelve months of the announcement date.

These businesses were considered components of SIRVA as their operations and cash flows could be clearly distinguished, operationally and for financial reporting purposes, from the rest of SIRVA.  At September 30, 2004 they will be classified as held for sale and will be reported in discontinued operations because the operations and cash flows of the components will be eliminated from the ongoing operations of SIRVA as a result of the Disposal Plan.  SIRVA will not have any significant continuing involvement in the operations of the components after the disposal transactions.

As disclosed in the Initial 8-K’s, SIRVA will incur certain costs associated with exit or disposal activities with respect to the Disposal Plan.  In connection with the closing of the disposition of the High Value Products Division, SIRVA incurred $1.7 million of pre-tax charges related to severance and other employee benefits and $0.1 million related to facility leases.  We identified as of September 30, 2004 certain employees who will be terminated as a result of the Disposal Plan.  Because the costs were probable and could be estimated, we accrued $1.4 million in the third quarter for the severance benefits we will pay to these affected employees.  During the third quarter, we recognized a curtailment loss of $0.3 million with respect to SIRVA’s post-retirement life insurance and medical benefit plans in conjunction with the workforce reductions that will occur upon completion of the Disposal Plan.  The facility lease costs are associated with warehouse facilities we exited as of September 30, 2004, which was prior to their lease termination dates.

In connection with the planned disposal of our Specialized Transportation Europe business unit as disclosed in the Initial 8-K’s, SIRVA incurred $0.8 million of pre-tax charges related to severance benefits and $0.2 million related to facility leases.  We identified as of September 30, 2004 certain employees who will be terminated as a result of the Disposal Plan.  Because the costs were probable and could be estimated, we accrued in the third quarter the severance benefits we will pay to these affected employees.  The facility lease costs are associated with an office facility we exited as of September 30, 2004, which was prior to its lease termination date.

In connection with the planned disposal of our Transportation Solutions segment as disclosed in the Initial 8-K’s, SIRVA incurred $0.3 million of pre-tax charges related to severance and other employee benefits and $2.1 million related to facility leases.  We identified as of September 30, 2004 certain employees who will be terminated as a result of the Disposal Plan.  Because the costs were probable and could be estimated, we accrued $0.2 million in the third quarter for the severance benefits we will pay these affected employees.  During the third quarter, we recognized a curtailment loss of $0.1 million with respect to SIRVA’s post-retirement life insurance and medical benefit plans in conjunction with the workforce reductions that will occur upon completion of the Disposal Plan.  The facility lease costs are associated with warehouse facilities we exited as of September 30, 2004, which was prior to their lease termination dates.

All of these charges will be recorded in the third quarter 2004 as components of “Loss on Discontinued Operations”.

In connection with the Disposal Plan, we expect to restructure our functional support areas to re-scale resources to the needs of the ongoing operations.  Specific employees have been identified as part of a workforce reduction to occur in conjunction with the transition of these businesses to new ownership.  Because the costs were probable and could be estimated, we accrued $0.8 million for the severance benefits we will pay these affected employees.  In addition, an office facility housing our European functional support team was exited as of September 30, 2004, which was prior to its lease termination date.  As a result, we recorded a lease impairment charge of $0.9 million.  As these costs were not directly related to the discontinued businesses, the charges will be recorded in the third quarter 2004 to ongoing operations as components of “General and Administrative Expense”.

We expect to incur additional charges related to IT and other contract termination costs, and logistics warehouses and trailers under lease.  We cannot precisely estimate these exit costs at this time because contract negotiations with suppliers and business associates are still in progress and due to the uncertainty as to the level of warehouse space and the number of trailers required by the buyers of these business units.  As more precise estimates of these costs become known, additional disclosure will be provided.  We expect that all of the disposal costs listed above will result in future cash expenditures.

Item 2.06          Material Impairments.

As disclosed in the Initial 8-K’s, in connection with the Disposal Plan and the disposition of our High Value Products Division, SIRVA will incur non-cash, pre-tax impairment charges.  The charges listed below, which reflect updates from the estimated charges disclosed in the Initial 8-K’s, were recorded in the third quarter 2004 as components of “Loss on Discontinued Operations”.  These charges will be recorded in the third quarter 2004 in order to write down assets to fair value less cost to sell.  Based upon the provisions in the sales agreement between NAVL and Specialized Transportation Agent Group, the following assets were determined to have zero fair value at September 30, 2004.

Asset Impaired	Amount
Goodwill	$7.0 million
Software and associated prepaid maintenance	$5.2 million
Trailers and other fixed assets	$5.3 million
Long-lived prepaid expenses	$2.2 million
Total Impairment Charges	$19.7 million

The High Value Products Division had $7.0 million of acquired goodwill associated with the 1998 purchase of NAVL from Norfolk Southern Corporation. Goodwill included in the High Value Products Division transaction was determined based on relative fair values of the business to be disposed of and the portion of the reporting unit that will be retained. This amount was included in the net book value compared to the nominal sale proceeds and thus will be impaired.

As a result of the Disposal Plan and the High Value Products Division transaction, SIRVA ceased implementation of certain software modules under development and ceased using those previously utilized in that business. As a result, the $5.1 million net book value of those software applications was impaired. In addition, $0.1 million of prepaid software maintenance expense will be impaired, as it will have no future benefit.

In the High Value Products Division transaction, NAVL sold fixed assets with a net book value of $5.3 million to Specialized Transportation Agent Group for a nominal purchase price. Therefore, these assets comprised of highway trailers, satellite messaging equipment, van equipment, IT software and hardware and various other equipment will be impaired.

The High Value Products Division enters into contractual agreements with its agents to assist the division in selling to customers as well as to provide hauling capacity to the network. Many of these contracts include cash inducements paid up front to the agent to join the SIRVA agent network and are used to rebrand from other competing van lines. SIRVA recognizes these inducement payments as long-term assets and amortizes the cost over the term of the agent contract, which is the period of future benefit, in this case the revenue stream generated by the agent’s selling activities. As SIRVA will not benefit from this revenue stream after the completion of the High Value Products Division transaction, the remaining unamortized prepaid agent contract cost of $2.2 million will be impaired.

Item 9.01          Financial Statements and Exhibits.

(b)          Pro Forma Financial Information.

The following unaudited pro forma financial statements are based on our historical consolidated financial statements and have been adjusted to give effect to the sale of the High Value Products Division, which occurred on October 30, 2004.  As this business is classified as a discontinued operation, a balance sheet for the most recent interim period and income statements for the most recent interim period, the prior year interim period and the last three annual periods are provided per Securities and Exchange Commission requirements.

The unaudited pro forma consolidated balance sheet at June 30, 2004 has been prepared to reflect the sale of the High Value Products Division assets as if the transaction had occurred on June 30, 2004.  The unaudited pro forma consolidated income statements for the six months ended June 30, 2004 and 2003 and for the fiscal years ended December 31, 2003 and 2002 and the unaudited consolidated statements of operations for the fiscal year ended December 31, 2001 have been prepared to present the results of our continuing operations as if the disposal had occurred at the beginning of the earliest year presented.

In the High Value Products Division disposal transaction, NAVL sold certain assets used in the businesses, including highway trailers, satellite messaging equipment, van equipment, IT software and hardware and various other equipment, in exchange for (a) the buyer’s assumption of certain NAVL obligations under existing agency and customer contracts and (b) a nominal cash purchase price.  NAVL retained the pre-closing working capital of the businesses, which is estimated at approximately $18.0 million at September 30, 2004.  The pro forma consolidated balance sheets reflect these agreement provisions.

The following consolidated pro forma financial statements should be read in conjunction with our financial statements and notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2003 and in Quarterly Report on Form 10-Q for the six months ended June 30, 2004.  The adjustments necessary to fairly present these pro forma financial statements described in the accompanying notes have been made based on available information and in the opinion of management are reasonable.  The pro forma financial statements do not necessarily reflect actual results that would have occurred nor is it necessarily indicative of future results of SIRVA after the completion of the transaction.

The pro forma financial statements are included on pages F-1 through F-7 of this Current Report on Form 8-K:

Pro Forma Consolidated Balance Sheets as of June 30, 2004 (unaudited);

Pro Forma Consolidated Income Statements for the six months ended June 30, 2004 and 2003 (unaudited);

Pro Forma Consolidated Income Statements for the years ended December 31, 2003 and 2002 (unaudited);

Pro Forma Consolidated Statements of Operations for the year ended December 31, 2001 (unaudited);

Notes to Unaudited Pro Forma Consolidated Financial Statements; and

Selected Historical Data for the Combined Specialized Transportation Europe and Transportation Solutions Businesses

In addition to the High Value Products Division, the Disposal Plan includes the sale of our Specialized Transportation business unit in Europe and our Transportation Solutions segment in North America.  While all three of these businesses were accounted for as discontinued operations in the third quarter, pro forma financial statements are provided for the High Value Products Division as that transaction has closed and was deemed to be significant.  Included on page F-7 of this Current Report on Form 8-K is a summary of the historical combined operating revenues and income from operations for the Specialized Transportation Europe and Transportation Solutions businesses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: November 4, 2004
	By:	/s/ Ralph A. Ford
	Name:	Ralph A. Ford
	Title:	Senior Vice President and General Counsel

SIRVA, INC.

Consolidated Balance Sheets

(Dollars in thousands except per share data)

(Unaudited)

	At 6/30/04	Pro Forma		At 6/30/04
Assets	Historical (a)	Adjustments (b)		Pro Forma

Current assets:
Cash and cash equivalents	$116,108	$—		$116,108
Short-term investments	6,396	—		6,396
Accounts and notes receivable, net of allowance for doubtful accounts of $21,830	404,078	—		404,078
Relocation properties related receivables	96,253	—		96,253
Mortgages held for resale	91,018	—		91,018
Relocation properties held for resale, net of allowance for loss on sale of $1,200	62,462	—		62,462
Deferred income taxes	37,111	—		37,111
Other current assets	35,513	998	(c)	34,515
Total current assets	848,939	998		847,941
Investments	102,176	—		102,176
Property and equipment, net	171,485	9,918	(d)	161,567
Goodwill	354,425	7,040	(e)	347,385
Intangible assets, net	230,701	—		230,701
Other long-term assets	32,820	2,288	(c)	30,532
Total long-term assets	891,607	19,246		872,361
Total assets	$1,740,546	$20,244		$1,720,302

Liabilities and Stockholders’ Equity

Current liabilities:
Current portion of long-term debt	$2,585	$—		2,585
Current portion of capital lease obligations	4,218	—		4,218
Short-term debt	123,281	—		123,281
Accounts payable	102,329	—		102,329
Relocation properties related payables	127,097	—		127,097
Accrued transportation expense	93,147	—		93,147
Insurance claims and reserves	78,197	—		78,197
Unearned premiums and other deferred credits	79,545	—		79,545
Accrued income taxes	12,836	—		12,836
Other current liabilities	97,236	(1,396	)(f)	98,632
Total current liabilities	720,471	(1,396)		721,867
Long-term debt	443,711	—		443,711
Capital lease obligations	16,675	—		16,675
Deferred income taxes	40,305	—		40,305
Other liabilities	63,731	—		63,731
Total long-term liabilities	564,422	—		564,422
Total liabilities	1,284,893	(1,396)		1,286,289
Commitments and contingencies
Stockholders’ equity
Common stock, $.01 par value, 500,000,000 shares authorized with 75,861,169 issued and 73,267,190 shares outstanding	759	—		759
Additional paid-in-capital	482,439	—		482,439
Unearned compensation expense	(2,301)	—		(2,301)
Accumulated other comprehensive loss	(18,415)	—		(18,415)
Retained earnings (accumulated deficit)	3,289	21,640		(18,351)
	465,771	21,640		444,131
Less cost of treasury stock, 2,593,979 shares	(10,118)	—		(10,118)
Total stockholders’ equity	455,653	21,640		434,013
Total liabilities and stockholders’ equity	$1,740,546	$20,244		$1,720,302

(a)                  Represents the consolidated balance sheet at June 30, 2004 as reported in our Form 10-Q. Includes High
Value Products Division working capital of $20,724 at June 30, 2004 retained by SIRVA.

(b)                 Reflects the removal of the unaudited historical balances for assets sold and assets that were impaired, which were associated with the sale of High Value Products Division at June 30, 2004.

(c)                  Represents prepaid assets that were written off due to SIRVA receiving no future benefit after the disposition. The prepaid assets include rent, insurance, operating permits, licences and agent contract costs.
This non-recurring charge has not been included in the pro forma income statements presented.

(d)                 Represents the net book value of fixed assets sold for one dollar or impaired due to SIRVA ceasing to use them.  This non-recurring charge has not been included in the pro forma income statements presented.

(e)                  Represents the carrying amount of acquired goodwill that was impaired.  Goodwill included in the High
Value Products Division transaction was determined based on relative fair values of the business to be disposed of and the portion of the reporting unit that will be retained.  This non-recurring charge has not been included in the pro forma income statements presented.

(f)                    Represents the severance liability established for future payments to terminated employees.
This non-recurring charge has not been included in the pro forma income statements presented.

SIRVA, INC.
Consolidated Income Statements
(Dollars in thousands, except per share data)
(unaudited)

	Six Months			Six Months
	Ended			Ended
	6/30/04	Pro Forma		6/30/04
	Historical (a)	Adjustments (b)		Pro Forma

Operating revenues	$1,197,727	$109,913		$1,087,814

Operating expenses:
Purchased transportation expense	612,415	67,191		545,224
Other direct expense	337,274	29,231		308,043
Total direct expense	949,689	96,422		853,267

Gross margin	248,038	13,491		234,547

General and administrative expense	194,764	17,517		177,247
Intangibles amortization	3,851	—		3,851
Income from operations	49,423	(4,026)		53,449

Other income (expense)	570	13		557
Debt extinguishment expense	565	—		565
Interest expense	13,520	748	(c)	12,772
Income before income taxes	35,908	(4,761)		40,669

Provision for income taxes	11,949	(1,827)	(d)	13,776	(d)
Net income	$23,959	$(2,934)		$26,893

Net income per share - basic	$0.34	$(0.04)		$0.38
Net income per share - diluted	$0.32	$(0.04)		$0.36

Average number of shares outstanding - basic		70,694,529
Average number of shares outstanding - diluted		75,428,211

(a)          Represents the consolidated income statement as reported in our Form 10-Q filed for the six months ended June 30, 2004.

(b)         Reflects the removal of the unaudited historical statement of operations of the High Value Products Division for the six months ended June 30, 2004. Excludes general corporate overhead expenses that will remain following the disposition of this division.

(c)          Includes an allocation of interest costs based on the ratio of High Value Products Division net assets to be sold or discontinued to the sum of total net assets plus consolidated debt of SIRVA. Management feels it appropriate to allocate interest expense to the High Value Products Division so that historical results will be more comparable to future results. It is anticipated that the liquidation of the retained working capital of this division will be used to pay down debt, thus reducing interest expense to the ongoing operations in the future.

(d)         Based on effective tax rates with and without the High Value Products Division.

SIRVA, INC.

Consolidated Income Statements

(Dollars in thousands, except per share data)

(unaudited)

	Six Months				Six Months
	Ended				Ended
	6/30/03		Pro Forma		6/30/03
	Historical(a)		Adjustments(b)		Pro Forma
Operating revenues	$1,053,996		$116,769		$937,227
Operating expenses:
Purchased transportation expense	575,985		68,919		507,066
Other direct expense	268,523		30,286		238,237
Total direct expense	844,508		99,205		745,303
Gross margin	209,488		17,564		191,924
General and administrative expense	169,262		19,306		149,956
Intangibles amortization	2,765		—		2,765
Income from operations	37,461		(1,742)		39,203
Other income (expense)	(142)		(79)		(63)
Interest expense	30,080		2,198	(c)	27,882
Income before income taxes	7,239		(4,019)		11,258
Provision for income taxes	2,493		(1,535	)(d)	4,028	(d)
Net income	$4,746		$(2,484)		$7,230
Net income per share—basic	$0.04	(e)	$(0.04)		$0.09	(e)
Net income per share—diluted	$0.04	(e)	$(0.04)		$0.09	(e)
Average number of shares outstanding—basic			56,547,003
Average number of shares outstanding—diluted			58,341,788

(a)     Represents the consolidated income statement as reported in our Form 10-Q filed for the six months ended June 30, 2003.

(b)    Reflects the removal of the unaudited historical statement of operations of the High Value Products Division for the six months ended June 30, 2003.  Excludes general corporate overhead expenses that will remain following the disposition of this division.

(c)     Includes an allocation of interest costs based on the ratio of High Value Products Division net assets to be sold or discontinued to the sum of total net assets plus consolidated debt of SIRVA.  Management feels it appropriate to allocate interest expense to the High Value Products Division so that historical results will be more  comparable to future results.  It is anticipated that the liquidation of the retained working capital of this division will be used to pay down debt, thus reducing interest expense to the ongoing operations in the future.

(d)    Based on effective tax rates with and without the High Value Products Division.

(e)     Includes $2,233 of preferred dividends and accretion of redeemable common stock deducted from net income to determine net income available to common stockholders.

SIRVA, INC.

Consolidated Income Statements

(Dollars in thousands, except per share data)

(unaudited)

	Year Ended				Year Ended
	12/31/03		Pro Forma		12/31/03
	Historical(a)		Adjustments(b)		Pro Forma
Operating revenues	$2,349,859		$226,346		$2,123,513
Operating expenses:
Purchased transportation expense	1,299,863		132,996		1,166,867
Other direct expense	576,051		59,854		516,197
Total direct expense	1,875,914		192,850		1,683,064
Gross margin	473,945		33,496		440,449
General and administrative expense	338,108		35,929		302,179
Intangibles amortization	6,149		—		6,149
Equity-based compensation expense	3,537		—		3,537
Income from operations	126,151		(2,433)		128,584
Other income (expense)	445		(135)		580
Debt extinguishment expense	37,588		—		37,588
Interest expense	60,322		4,327	(c)	55,995
Income before income taxes	28,686		(6,895)		35,581
Provision for income taxes	9,736		(2,633	)(d)	12,369	(d)
Net income	$18,950		$(4,262)		$23,212
Net income per share—basic	$0.29	(e)	$(0.07)		$0.36	(e)
Net income per share—diluted	$0.27	(e)	$(0.07)		$0.34	(e)
Average number of shares outstanding—basic			58,104,742
Average number of shares outstanding—diluted			60,933,868

(a)     Represents the consolidated income statement as reported in our Form 10-K filed for the year ended December 31, 2003.

(b)    Reflects the removal of the unaudited historical statement of operations of the High Value Products Division for the twelve months ended December 31, 2003.  Excludes general corporate overhead expenses that will remain following the disposition of this division.

(c)     Includes an allocation of interest costs based on the ratio of High Value Products Division net assets to be sold or discontinued to the sum of total net assets plus consolidated debt of SIRVA.  Management feels it appropriate to allocate interest expense to the High Value Products Division so that historical results will be more  comparable to future results.  It is anticipated that the liquidation of the retained working capital of this division will be used to pay down debt, thus reducing interest expense to the ongoing operations in the future.

(d)    Based on effective tax rates with and without the High Value Products Division.

(e)     Includes $2,233 of preferred dividends and accretion of redeemable common stock deducted from net income to determine net income available to common stockholders.

SIRVA, INC.

Consolidated Income Statements

(Dollars in thousands, except per share data)

(unaudited)

	Year Ended				Year Ended
	12/31/02		Pro Forma		12/31/02
	Historical(a)		Adjustments(b)		Pro Forma
Operating revenues	$2,185,646		$241,309		$1,944,337
Operating expenses:
Purchased transportation expense	1,303,217		143,012		1,160,205
Other direct expense	463,935		61,785		402,150
Total direct expense	1,767,152		204,797		1,562,355
Gross margin	418,494		36,512		381,982
General and administrative expense	319,908		38,002		281,906
Intangibles amortization	3,894		—		3,894
Asset impairment charge	7,092		5,702		1,390
Curtailment and other gains	(10,377)		(2,301)		(8,076)
Restructuring and headquarters move	3,716		—		3,716
Income from operations	94,261		(4,891)		99,152
Other income (expense)	(640)		38		(678)
Interest expense	61,169		4,404	(c)	56,765
Income before income taxes	32,452		(9,257)		41,709
Provision for income taxes	11,631		(3,561	)(d)	15,192	(d)
Net income	$20,821		$(5,696)		$26,517
Net income per share—basic	$0.33	(e)	$(0.11)		$0.44	(e)
Net income per share—diluted	$0.33	(e)	$(0.11)		$0.44	(e)
Average number of shares outstanding—basic			51,712,625
Average number of shares outstanding—diluted			51,832,236

(a)     Represents the consolidated income statement as reported in our Form 10-K filed for the year ended December 31, 2002.

(b)    Reflects the removal of the unaudited historical statement of operations of the High Value Products Division for the twelve months ended December 31, 2002.  Excludes general corporate overhead  expenses that will remain following the disposition of this division.

(c)     Includes an allocation of interest costs based on the ratio of High Value Products Division net assets to be sold or discontinued to the sum of total net assets plus consolidated debt of SIRVA.  Management feels it appropriate to allocate interest expense to the High Value Products Division so that historical results will be more  comparable to future results.  It is anticipated that the liquidation of the retained working capital of this division will be used to pay down debt, thus reducing interest expense to the ongoing operations in the future.

(d)    Based on effective tax rates with and without the High Value Products Division.

(e)     Includes $3,609 of preferred dividends and accretion of redeemable common stock deducted from net income to determine net income available to common stockholders.

SIRVA, INC.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(unaudited)

	Year Ended 12/31/01 Historical(a)		Pro Forma Adjustments(b)		Year Ended 12/31/01 Pro Forma

Operating revenues	$2,249,303		$294,509		$1,954,794

Operating expenses:
Purchased transportation expense	1,438,753		176,863		1,261,890
Other direct expense	426,444		69,269		357,175
Total direct expense	1,865,197		246,132		1,619,065

Gross margin	384,106		48,377		335,729

General and administrative expense	315,800		42,091		273,709
Goodwill and intangibles amortization	10,906		853		10,053
Restructuring charge	4,883		426		4,457
Income from operations	52,517		5,007		47,510

Other income (expense)	(51)		(161)		110
Interest expense	69,153		4,759	(c)	64,394
Loss before income taxes	(16,687)		87		(16,774)

Benefit for income taxes	(131)		56	(d)	(187	)(d)
Net loss from continuing operations	$(16,556)		$31		$(16,587)

Net loss per share - basic	$(0.47	)(e)	$0.00		$(0.48	)(e)
Net loss per share - diluted	$(0.47	)(e)	$0.00		$(0.48	)(e)

Average number of shares outstanding - basic			42,308,361
Average number of shares outstanding - diluted			42,308,361

(a)                                  Represents the consolidated statement of operations as reported in our Form 10-K filed for the year ended December 31, 2001.

(b)                                 Reflects the removal of the unaudited historical statement of operations of the High Value Products Division for the twelve months ended December 31, 2001.  Excludes general corporate overhead expenses that will remain following the disposition of this division.

(c)                                  Includes an allocation of interest costs based on the ratio of High Value Products Division net assets to be sold or discontinued to the sum of total net assets plus consolidated debt of SIRVA.  Management feels it appropriate to allocate interest expense to the High Value Products Division so that historical results will be more comparable to future results.  It is anticipated that the liquidation of the retained working capital of this division will be used to pay down debt, thus reducing interest expense to the ongoing operations in the future.

(d)                                 Based on effective tax rates with and without the High Value Products Division.

(e)                                  Includes $3,521 of preferred dividends and accretion of redeemable common stock deducted from net income to determine net income available to common stockholders.

SIRVA, INC.

Selected Historical Data for the Combined Specialized Transportation Europe

and Transportation Solutions Businesses

(Dollars in thousands)

(Unaudited)

	Year Ended 12/31/01	Year Ended 12/31/02	Year Ended 12/31/03	Six Months Ended 6/30/03	Six Months Ended 6/30/04

Operating revenues	$182,550	$162,851	$174,760	$78,773	$88,108

Income (loss) from operations	$(4,700)	$2,783	$4,798	$63	$1,767